EX-23.1
                        ANDERSEN ANDERSEN & STRONG, L.C.


ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
Certified Public Accountants                      Salt Lake City, Utah 84106
  and Business Consultants
Member SEC Practice Section of the AICPA          Telephone 801-486-0096
                                                  Fax 801 486-0098





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Videolocity International Inc. and Subsidiaries


We hereby consent to the use of our report dated February 8, 2002, for the period ended October 31, 2001 to be included in the Registration Statement on Form 8 as appearing in the Annual Report on Form 10KSB.




                                  /S/  ANDERSEN ANDERSEN & STRONG, L.C.
                                  -------------------------------------
                                       ANDERSEN ANDERSEN & STRONG, L.C.

April 12, 2002
Salt Lake City, Utah


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